Exhibit 99.1

Technovative Group, Inc. Announces Strategic Partnership

Agreement With CLPS Incorporation

Expands Global Footprint for Both Partners

Hong Kong, September 25, 2018, Technovative Group, Inc. (“Technovative” or the “Company”) (OTCPK: TEHG), a company engaged in delivering financial technology, Artificial Intelligence (AI), Blockchain and Distributed Ledger Technology (DLT) Solutions, Big Data Analytics and Cloud Computing to financial service institutions (“FSI”) in the Greater China Region (“GCR”), Southeast Asia Region and beyond, announced today, that it has entered into a strategic partnership with CLPS Incorporation (NASDAQ: CLPS), an information technology (“IT”) consulting and solutions service provider focused on delivering services to global institutions in banking, insurance and financial sectors, both in the PRC and globally.

Pursuant to the strategic partnership with CLPS Incorporation, Technovative is expected to supply and maintain, Artificial Intelligence, Big Data Analytics, Distributed Ledger Services (Blockchain) and Cloud Computing solutions and technologies, to the many global clients of CLPS Incorporation in the United States, European Union, Australia, Hong Kong, and the PRC.

Nicolas Kuan Liang Lin, Chief Executive Officer of Technovative Group stated, “Recognizing our mutual strengths in supplying technology solutions to meet the ever-expanding demands of the financial services sector, we have come to an agreement to work with the Management Team of CLPS Incorporation and provide comprehensive solutions to global banks, insurance giants, and other leading financial institutions.”

Raymond Ming Hui Lin, Chief Executive Officer of CLPS Incorporation, said, “The demand for practical and effective solutions for advance, faster, and more secure financial service technologies continues to challenge global institutions. Together with Technovative Group, we expect to remain leaders in the sector providing the best customized, scalable service solutions and unique products to our global clients.”

About CLPS Incorporation:

CLPS is a NASDAQ-listed (Nasdaq: CLPS) and global information technology, consulting and solutions service provider focused on delivering services to global institutions in banking, insurance and the financial sectors, both in China and globally.

For more than ten years as an IT, business know-how and talent solutions provider for such clients, CLPS has expanded its service network to clients in the global financial industry, including large financial institutions from the US, Europe, Australia and Hong Kong and their PRC-based IT centers.

CLPS has created and developed a particular market niche by providing turn-key financial solutions as well as supplying its clients’ needs for talent creation and development.

We maintain eleven delivery and R&D centers, of which seven are located in China and four globally, to serve different customers in various geographic locations. By combining onsite and onshore support and consulting with scalable and high-efficiency offsite and offshore services and processing, we are able to meet client demands in a cost-effective manner while retaining significant operational flexibility.

About Technovative Group, Inc.

Technovative Group, Inc. is a technology holding company. The Company through its subsidiaries and consolidated variable interest entity, is engaged in delivering financial technology, blockchain solutions and big data analytics technologies to financial service institutions (“FSI”) in the Greater China Region (“GCR”). We are currently developing a suite of smart tools which includes SmartBot, Smart Contracts, Data Analytics, Blockchain and Trading platform targeted to FSI in GCR.

More information about the Company can be found at www.technovative.co

Forward-Looking Statements

This press release may contain information about Technovative’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Technovative encourages you to review other factors that may affect its future results in Technovative’s registration statement and in its other filings with the Securities and Exchange Commission.

Contacts:

Technovative Group, Inc.

Sally Sun

Phone: +852-2162 7529

ir@technovative.co

Investor Relations & Public Relations

Sean Leous

Managing Director, TraDigital IR

Phone: + 1 917-715-3765

sean@tradigitalir.com

CLPS Incorporation

Tian van Acken

Phone: +86-158-0198-4357

Chief Financial Officer

Email: ir@clpsglobal.com